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        Exhibit No. 11 Statement re Computation of Earnings Per Share


                                                             Year Ended
                                                         December 31, 1998
                                                        ------------------
Income available to common stockholders                     $4,394,703
                                                            ----------
Weighted average shares outstanding                          2,842,924
                                                            ----------
Basic earnings per share                                    $     1.55
                                                            ----------
Income for diluted earnings per share                       $4,394,703
                                                            ----------
Total weighted average common shares
 and equivalents outstanding for
 diluted computation                                         2,842,924
                                                            ----------
Diluted earnings per share                                  $     1.55
                                                            ----------
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